Exhibit 10(xx)

SECOND AMENDMENT TO NET LEASE AGREEMENT

This Second Amendment to Net Lease Agreement (this “Amendment”) is executed as of December 17, 2007, between FUND IX, FUND X, FUND XI AND REIT JOINT VENTURE, a Georgia joint venture (“Landlord”), and AVAYA, INC., a Delaware corporation (“Tenant”), for the purpose of amending the Net Lease Agreement between Landlord’s predecessor-in-interest with respect to the Lease (defined below) and Tenant’s predecessor-in-interest with respect to the Lease dated May 30, 1997 (the “Original Lease”). The Original Lease, as amended or affected (as applicable) by the Commencement Date Agreement, dated January 5, 1998, First Amendment to Lease Agreement, dated March 30, 1998, and the Assignment of Tenant’s Interest in Lease, dated September 30, 2000, is referred to herein as the “Lease”. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Original Lease.

RECITALS:

Pursuant to the terms of the Lease, Tenant is currently leasing Premises located at 14400 Hertz Quail Springs Parkway, Oklahoma City, Oklahoma 73134 containing a Building consisting of 57,186 rentable square feet of space and commonly known as Quail Springs Office Park North. Tenant desires to extend the Term for a period of 24 months, and Landlord has agreed to such extension on the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1. Extension of Term. The Term is hereby extended such that it expires at 5:00 p.m., Oklahoma City, Oklahoma, time, on January 31, 2010, rather than January 31, 2008, on the terms and conditions of the Lease, as modified hereby. Tenant shall have no further rights to extend or renew the Term.

2. Fixed Rent. Beginning February 1, 2008, the monthly Fixed Rent shall be the following amounts for the following periods of time:

Time Period	Annual Fixed Rent Rate Per Rentable Square Foot	Monthly Installments of Fixed Rent
02/01/08 — 01/31/09	$13.00 NNN	$61,951.50
02/01/09 — 01/31/10	$13.50 NNN	$64,334.25

3. Condition of Premises. Tenant hereby accepts the Premises in their “AS-IS” condition, and Landlord shall have no obligation for any construction or finish-out allowance or providing to Tenant any other tenant inducement.

4. Confidentiality. Tenant acknowledges the terms and conditions of the Lease (as amended hereby) are to remain confidential for Landlord’s benefit and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of the Lease if required by Law or court order, and to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in knowing violation of this Section by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

5. Notices; No Electronic Records. All notices and other communications given pursuant to the Lease shall be in writing and shall be (a) mailed by first class, United States mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address listed below, (b) hand delivered to the intended addressee, (c) sent by nationally recognized overnight courier, or (d) sent by facsimile transmission followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States mail; all other notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by the Lease, as amended hereby, by electronic means, except by facsimile transmission as specifically set forth in this Section 5; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in this Section 5. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision. The addresses for notice set forth below shall supersede and replace any addresses for notice set forth in the Lease.

Landlord:

Fund IX, Fund X, Fund XI and REIT Joint Venture

c/o Wells Real Estate Funds

6200 The Corners Parkway

Norcross, Georgia 30092

Attention: South Region Asset Management

Telephone: 770.243.8418

Telecopy: 770.243.4684

Tenant:	Avaya Inc. c/o CB Richard Ellis, Inc. 5100 Poplar Avenue Memphis, Tennessee 38137

With a copy to:	Avaya, Inc. 211 Mt. Airy Road Basking Ridge, New Jersey 07920
Attention: Real Estate Paralegal Telephone No.: 908.953.6065 Telecopy No.: 908.953.4912

6. Deletion of Reduction Right. Tenant’s right to reduce the size of the Premises pursuant to Section 52 of the Original Lease has expired and Section 52 is deleted in its entirety.

7. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than CB Richard Ellis, Inc., whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

8. Prohibited Persons and Transactions. Tenant represents and warrants that neither it nor any of its subsidiaries, and none of their respective employees or officers, is, as of the date hereof, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action having the force and effect of law.

9. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, to the best of its knowledge as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

10. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

11. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

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Executed as of the date first written above.

LANDLORD:	FUND IX, FUND X, FUND XI AND REIT JOINT VENTURE, a Georgia joint venture

WELLS REAL ESTATE FUND IX, L.P., a Georgia limited partnership
	By:	Wells Partners, L.P., a Georgia limited partnership, as general partner
By: Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ Randall D. Fretz Name: Randall D. Fretz Title: Sr. Vice President

WELLS REAL ESTATE FUND X, L.P., a Georgia limited partnership
	By:	Wells Partners, L.P., a Georgia limited partnership, as general partner
By: Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ Randall D. Fretz Name: Randall D. Fretz Title: Sr. Vice President

WELLS REAL ESTATE FUND XI, L.P., a Georgia limited partnership
	By:	Wells Partners, L.P., a Georgia limited partnership, as general partner
By: Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ Randall D. Fretz Name: Randall D. Fretz Title: Sr. Vice President

Piedmont Operating Partnership, L.P., a Delaware limited partnership (Administrative Venture Partner)

By: /s/ Joseph H. Pangburn Name: Joseph H. Pangburn Title: Sr. Vice President

TENANT:	AVAYA, INC., a Delaware corporation

By: /s/ Courtney Mezinis Name: Courtney Mezinis Title: Director – Avaya Global Real Estate